UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 25, 2025, Rafael Holdings, Inc., a Delaware corporation (“Rafael”), completed the previously announced business combination transaction with Cyclo Therapeutics, Inc., a Nevada corporation (“Cyclo”) contemplated by that certain Agreement and Plan of Merger, dated as of August 21, 2024 (as amended as of December 18, 2024 and February 4, 2025), the “Merger Agreement”), by and among the Company; Cyclo; Tandem Therapeutics, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“First Merger Sub”); and Tandem Therapeutics, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), pursuant to which: (i) First Merger Sub merged with and into the Cyclo, with Cyclo being the surviving entity (the “First Merger”), and (ii) immediately following the First Merger, Cyclo merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the subsequent merger (the “Second Merger” and together with the First Merger, the “Merger”).

At the effective time of the Merger (“Effective Time”):

a)	Each share of common stock of Cyclo (“Cyclo Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, and (ii) any shares of Cyclo Common Stock held directly by Rafael) was automatically converted into the right to receive a number of shares of Class B common stock of Rafael (“Rafael Class B Common Stock”) equal to 0.3525 (the “Exchange Ratio”). No fractional shares of Rafael Class B Common Stock were issued in connection with the Merger and the number of shares of Rafael Class B Common Stock issued to the Cyclo stockholders was rounded up to the nearest whole share;

b)	All compensatory options (“Cyclo Options”) to purchase Cyclo Common Stock that were outstanding immediately prior to the Effective time were automatically assumed and converted as of the Effective time into options to acquire, on substantially similar terms and conditions as were applicable under such Cyclo Options, 618,702 shares of Rafael Class B Common Stock determined by multiplying the number of shares of Cyclo Common Stock subject to each such Cyclo Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share) with an exercise price per share equal to the exercise price per share of such Cyclo Option immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent). Such shares of Rafael’s Class B common stock underlying the Cyclo Options will be registered on Form S-8;

c)	Unless otherwise provided for in outstanding warrant agreements, all outstanding warrants to purchase Cyclo Common Stock (other than those held by Rafael, which were cancelled) were automatically converted into warrants to purchase a number of shares of Rafael Class B Common Stock, at an adjusted exercise price per share based upon the Exchange Ratio. Certain Cyclo warrants have the right to elect to receive cash payment in lieu of receiving warrants to purchase Rafael Class B Common Stock; and

d)	Holders of certain warrants to purchase Cyclo Common Stock that are publicly traded received 1,078,796 warrants to purchase 380,253 shares of Rafael Class B Common Stock that will also be publicly traded pending approval for listing on the NYSE American which we expect to begin on or about March 31, 2025 and such warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form S-4 (File No. 333-282558) (the “Registration Statement”) filed by Rafael with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on February 13, 2025 (the “Registration Statement”).

Rafael issued approximately 7,132,228 shares of Rafael Class B Common Stock in connection with the Merger. The issuance of the Rafael Class B Common Stock was registered on the Registration Statement. The shares of Cyclo Common Stock, which previously traded under the symbol “CYTH,” was suspended from trading on the Nasdaq Capital Market (“Nasdaq”) as of the close of trading on March 25, 2025.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Rafael on August 22, 2024, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, the board of directors of Rafael (the “Board”) increased the size of the Board from five members to six members. On March 25, 2025, effective as of the Effective Time, Markus W. Sieger, former Chairman of the Board of Cyclo, was appointed as a member of the Board to serve until the next annual meeting of stockholders of Rafael, or until his successor is duly elected and qualified or until his earlier resignation or removal. The Board has affirmatively determined that Mr. Sieger qualifies as an “independent director” in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and the U.S. Securities Exchange Act of 1934, as amended. At this time, Mr. Sieger has not been appointed to any committees of the Board.

Other than as provided for in the Merger Agreement, there are no arrangements or understandings between Mr. Sieger and any other persons pursuant to which he was selected as a director of Rafael, he has no family relationships with any of Rafael’s directors or executive officers, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sieger’s compensation for service as a non-employee director will be consistent with that of the Rafael’s other non-employee directors. The non-employee director compensation program is described under the heading “Fiscal 2024 Compensation for Non-Employee Directors” in Rafael’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 19, 2024.

Markus W. Sieger has been a Director of the Company since March 2025 and from February 2014 until March 2025 served as Chairman of the Board of Cyclo. Mr. Sieger is a seasoned entrepreneur and senior executive with a multi-industry experience in emerging industries like healthcare, information technology, digital media and fast-moving consumer goods in the United States, Switzerland, Poland, and other countries in Central and Eastern Europe. He has held management roles in companies such as Zurich Insurance Group (Switzerland, USA), TVN (Poland) and several others. He was and is a member of the boards of directors of various public and private companies in the United States and Europe. Since June 2016 Mr. Sieger has been Chief Executive Officer of Polpharma Group (Netherlands), one of the leading healthcare companies in Central and Eastern Europe. Mr. Sieger is vice-president of the Executive Board of Medicines for Europe, representing the generic pharmaceutical industry to the European Union. In this function, Mr. Sieger focuses on digitalization and preventive aspects of healthcare. Mr. Sieger is an alumnus of the Stanford Graduate School of Business and holds a degree in Economics from the University of Applied Sciences for Business and Administration Zurich.

Item 8.01. Other Events.

On March 26, 2025, Rafael issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. Cyclo intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information as required by this Item 9.01(b) is incorporated by reference herein from Rafael’s joint proxy statement/prospectus filed by with the SEC on February 13, 2025. Rafael will update this pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Document
2.1*	Agreement and Plan of Merger, dated as of August 21, 2024, by and among Rafael, Cyclo, First Merger Sub and Second Merger Sub (as amended as of December 18, 2024 and February 4, 2025).
99.1+	Press Release, dated March 26, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

*	The schedules and exhibits to this document have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Rafael may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: March 26, 2025

EXHIBIT INDEX

Exhibit Number	Document
2.1*	Agreement and Plan of Merger, dated as of August 21, 2024, by and among Rafael, Cyclo, First Merger Sub and Second Merger Sub (as amended as of December 18, 2024 and February 4, 2025).
99.1+	Press Release, dated March 26, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.